UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
NVR, Inc.

(Exact name of registrant as specified in its charter)

Virginia	54-1394360

(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11700 Plaza America Drive, Suite 500, Reston, Virginia	20190

(Address of Principal Executive Offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

5% Senior Notes Due 2010	New York Stock Exchange
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: Not applicable.
Securities to be registered pursuant to Section 12(g) of the Act: Not applicable.

Item 1. Description of Registrant’s Securities to be Registered.
     The information required by this item with respect to NVR, Inc.’s 5% Senior Notes due 2010 is incorporated herein by reference to the section captioned “Description of Notes” in the prospectus supplement dated June 12, 2003, filed with the Securities and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933, as amended, including the related prospectus dated April 6, 1998.
Item 2. Exhibits.

Exhibit
Number	Description of Exhibit

1	Prospectus Supplement dated June 12, 2003 and related Prospectus dated April 6, 1998, as filed with the Securities and Exchange Commission on April 6, 1998.

2	Indenture, dated as of April 14, 1998, between NVR, Inc. and U.S. Bank Trust National Association, as successor trustee to The Bank of New York, as supplemented (incorporated by reference to Exhibit 4.3 to Form 8-K filed by NVR, Inc. on April 23, 1998) (the “Indenture”).

3	Fourth Supplemental Indenture, relating to the 5% Senior Notes due 2010, to the Indenture (incorporated by reference to Exhibit 4.1 to Form 8-K filed by NVR, Inc. on June 18, 2003).

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.
Dated: December 27, 2007

NVR, Inc.
By:	/s/ Dennis M. Seremet
	Name:	Dennis M. Seremet
	Title:	Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit
Number	Description of Exhibit

1	Prospectus Supplement dated June 12, 2003 and related Prospectus dated April 6, 1998, as filed with the Securities and Exchange Commission on April 6, 1998.

2	Indenture, dated as of April 14, 1998, between NVR, Inc. and U.S. Bank Trust National Association, as successor trustee to The Bank of New York, as supplemented (incorporated by reference to Exhibit 4.3 to Form 8-K filed by NVR, Inc. on April 14, 1998) (the “Indenture”).

3	Fourth Supplemental Indenture, relating to the 5% Senior Notes due 2010, to the Indenture (incorporated by reference to Exhibit 4.1 to Form 8-K filed by NVR, Inc. on June 18, 2003).

4